SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

AMERON INTERNATIONAL CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERON INTERNATIONAL CORPORATION
CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE.
PASADENA, CALIFORNIA 91101

______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
______________________

To the stockholders:

     The Annual Meeting of Stockholders of Ameron International Corporation, a Delaware corporation (the “Company”) will be held at The Pasadena Hilton Hotel, 168 South Los Robles Ave., Pasadena, California, on Wednesday, March 21, 2007 at 10:00 a.m. for the following purposes:

1.	To elect two directors to hold office for a term of three years, or until their successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for fiscal year 2007.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed February 6, 2007 as the record date for the determination of stockholders entitled to vote this meeting and any adjournments thereof.

Javier Solis,
Secretary

February 7, 2007

YOUR VOTE IS IMPORTANT

     Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for the meeting to be held. Whether or not you expect to attend the Annual Meeting, your proxy vote is important.

     PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. A returned envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying.

     If you are a stockholder of record and plan to attend the meeting, please check your proxy card in the space provided. If your shares are not registered in your name please advise the stockholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

AMERON INTERNATIONAL CORPORATION
CORPORATE OFFICES: 245 SOUTH LOS ROBLES AVE.
PASADENA, CALIFORNIA 91101

_____________________

PROXY STATEMENT
FEBRUARY 7, 2007
_____________________

     This proxy statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Ameron International Corporation (“Ameron” or the “Company”) to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders (“Annual Meeting”). This proxy statement and the proxy card included herewith were first sent to stockholders on or about February 17, 2007.

     Please sign, date and return the enclosed proxy card to ensure that your shares are voted. The proxy may be revoked at any time prior to the exercise thereof but if not revoked will be voted. A proxy can be revoked by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Each proxy will be voted as instructed, and if no instruction is given will be voted FOR the election of the two nominees for director named below and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants for the Company. The named proxies may vote in their discretion upon such other matters as may properly come before the Annual Meeting.

     The record date for the determination of stockholders entitled to vote at the Annual Meeting is February 6, 2007. On such date, there were issued, outstanding and entitled to vote at the Annual Meeting, 9,076,128 shares of Common Stock of the Company (the “Common Stock”). Every stockholder is entitled to one vote for each share of Common Stock registered in his or her name at the close of business on the record date, except that stockholders may cumulate their votes in the election of directors. See “Election of Directors.” Common Stock is the only class of voting stock outstanding.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business. Both abstentions and broker non-votes shall be counted for the purposes of the determination of the presence or absence of a quorum at the Annual Meeting. However, for the purposes of the election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants, neither abstentions nor broker non-votes will be counted as votes cast on such matters.

     Assuming a quorum is present in person or by proxy at the Annual Meeting, the two nominees for director receiving the greatest number of votes cast will be elected directors. The ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote.

ELECTION OF DIRECTORS
(PROXY ITEM 1)

     As of the date of this proxy statement, the Bylaws of the Company provide that the Board of Directors of Ameron (the “Board”) be composed of seven directors, divided into three classes. Directors are elected for three-year terms, and one class is elected at each Annual Meeting.

     Two Class III directors are to be elected at the 2007 Annual Meeting. J. Michael Hagan and Dennis C. Pouslen were elected to their present terms of office as Class III directors at the Company’s 2004 Annual Meeting. Class III directors will hold office until the Annual Meeting in 2010 or until their respective successors have been elected and qualified. Both of the nominees have consented to being named herein and to serve if elected. In the event that either of the nominees should become unavailable prior to the Annual Meeting, proxies in the enclosed form will be voted for a substitute nominee or nominees designated by the Board or at its option, the Board may reduce the number of directors to constitute the entire Board.

     Stockholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle a stockholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or to distribute such votes to one or more nominees, as the stockholder determines. Unless a stockholder indicates otherwise on the proxy card, if a stockholder votes “FOR” all nominees, the proxies will allocate such stockholder’s votes equally among the nominees listed above; if a stockholder withholds authority to vote for any nominee or nominees, the proxies will allocate such person’s votes equally among the nominees listed above except those for whom the stockholder withholds authority to vote.

     The following information, which has been provided to the Company by the directors, shows for each of the nominees for director and for each director whose term continues, their respective principal occupation and business experience during the past five years and other affiliations.

2007 NOMINEES FOR DIRECTOR

     J. Michael Hagan. Retired Chairman, President and Chief Executive Officer of Furon Company, a manufacturer of polymer components. Director of Remedytemp, Inc., a temporary staffing and employment company; PIMCO Funds, an investment management services company; and Fleetwood Enterprises, a manufacturer of recreational vehicles and producer of manufactured housing. Age 67. He has been a director of the Company since 1994.

     Dennis C. Poulsen. Chief Executive Officer of Rose Hills Company, one of the largest memorial park service companies in the U.S., from 2000 to February 2002. Chairman of Rose Hills Company since February 2002 and director of Payden Funds since 1992 . Age 64. He has been a director of the Company since 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

     CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2008

     James S. Marlen. Chairman of the Board of the Company since 1995, President and Chief Executive Officer since 1993. Formerly Vice President and Officer of GenCorp, Inc. and President, GenCorp Polymer Products, the consumer and industrial product sector of GenCorp, Inc. Mr. Marlen is director of A. Schulman, Inc. (NASDAQ), a leading multinational manufacturer of high-performance plastics, compounds and resins, and Parsons Corporation, a privately-held, worldwide engineering and construction firm. Mr. Marlen was named a Distinguished Engineering Fellow of the University of Alabama, and in 1998, he was inducted into the State of Alabama Engineering Hall of Fame. Mr. Marlen is also a director of various civic and trade organizations. Age 65. He has been a director of the Company since 1993.

     David Davenport. Distinguished Professor of Public Policy and Law – Pepperdine University since 2003 and Research Fellow, Hoover Institution, Stanford University, since August 2001. Chief Executive Officer of Starwire, a computer software company, from May 2000 to June 2001 and President, Pepperdine University from April 1985 to May 2000. Director of Salem Communications, a provider of radio programming, and Forest Lawn Memorial Parks Association, a memorial parks service company. Age 56. He has been a director of the Company since 2002.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2009

     Terry L. Haines. Chairman of the Board, President and Chief Executive Officer of A. Schulman, Inc., a leading multinational manufacturer of high-performance plastics, compounds and resins. Director of First Merit Bank Corp. Age 60. He has been a director of the Company since 1997.

     John E. Peppercorn. Retired Vice President of Chevron Corporation and President of Chevron Chemical Co. LLC, a subsidiary of Chevron Corporation, manufacturer of industrial chemicals. Age 69. He has been a director of the Company since 1999.

     William D. Horsfall. Founder and Senior Partner of Lucas, Horsfall, Murphy and Pindroh, LLP, an accounting services and business consulting firm, since 1980. Age 63. He has been a director of the Company since July 1, 2006.

THE BOARD AND ITS COMMITTEES

     As of the date of this proxy statement, the Board has standing committees, with duties, current membership and number of meetings for each as shown below.

Audit Committee	Five meetings held during 2006
Members:
J. Michael Hagan, Chairman
David Davenport
Terry L. Haines
William D. Horsfall (appointed on July 1, 2006)

     The Audit Committee represents and assists the Board in discharging its oversight responsibility relating to accounting and internal and external audit matters affecting the Company. The Audit Committee is governed by a charter, and a more detailed description of the functions of the Audit Committee can be found in the Audit Committee Charter, a copy of which can be found on the Company’s website www.ameron.com. As required by the Audit Committee Charter, all members of the Audit Committee meet the criteria for “independence” within the meaning of the Corporate Governance Guidelines and the Audit Committee Charter. Each of the members of the Audit Committee is financially literate and each member has accounting or related financial management expertise as required by the New York Stock Exchange listing standards. The Board has determined that William D. Horsfall meets the definition of “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.

Compensation Committee	Eight meetings held during 2006
Members:
John E. Peppercorn, Chairman
David Davenport
Dennis C. Poulsen

     The Compensation Committee supervises and acts upon matters involving the compensation of the Company’s top managerial and executive officers. The Compensation Committee is governed by a charter. A more detailed description of the functions of the Compensation Committee can be found in the Compensation Committee Charter, as amended, a copy of which can be found at the Company’s website www.ameron.com, and under “Report of the Compensation Committee.” All members of the Compensation Committee are “independent” as required by the Compensation Committee Charter.

Executive Committee	No meetings held during 2006
Members:
James S. Marlen, Chairman
J. Michael Hagan
John E. Peppercorn
Dennis C. Poulsen

     The function of the Executive Committee is to act on matters delegated to it by the Board, between meetings of the Board or while the Board is not in session.

Nominating & Corporate Governance Committee	Three meetings held during 2006
Members:
Dennis C. Poulsen, Chairman
Terry L. Haines
John E. Peppercorn

     The Nominating & Corporate Governance Committee is governed by a charter. A more detailed description of the functions of the Nominating & Corporate Governance Committee can be found in the Nominating & Corporate Governance Charter, as amended, copy of which can be found at the Company’s website www.ameron.com. The Nominating & Corporate Governance Committee identifies, reviews and recommends qualified candidates to be elected or reelected to the Board and to be appointed to serve on various committees, reviews procedures and policies of the Board, and oversees the structure, composition and functioning of the Board. All members of the Nominating & Corporate Governance Committee are “independent” as required by the Nominating & Corporate Governance Committee Charter.

     The Board met a total of six times in 2006, and all the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served for the period in which they served.

     Non-management directors meet regularly in executive sessions without management and preside over non-management meetings in rotating order by seniority determined by length of Board service. Non-management directors are all those directors who are not Company officers.

     All directors attended last year’s Annual Meeting in March 2006 except for Mr. Horsfall who was appointed as director on July 1, 2006. Although the Company does not have a formal policy regarding attendance by directors at Annual Meetings, all directors are strongly encouraged to attend.

Director Nomination Process

     The Board is responsible for selecting nominees for election to the Board by the stockholders. The Nominating & Corporate Governance Committee recommends to the Board candidates for election or reelection to the Board. The Nominating & Corporate Governance Committee makes its recommendations based on the needs of the Board as determined by periodic evaluations of the Board’s performance and composition, as well as the individual strengths and weaknesses of the candidates. The candidates are selected from qualified candidates recommended by the Board, the Nominating & Corporate Governance Committee or any other reliable source, including stockholders. In general, the Company seeks as directors, individuals with substantial management experience who possess the highest personal values, judgment and integrity, an understanding of the environment in which the Company does business, and diverse experience in the key business, financial and other challenges that face a substantial U.S. corporation. Stockholders may submit written recommendations for nominees directly to the Chairman of the Nominating & Corporate Governance Committee in care of the Secretary of the Company at the address of the Company’s headquarters.

     The Bylaws of the Company provide that only persons who are nominated in accordance with the procedures set forth in Section 3.15 of the Bylaws shall be eligible for election as director at the Annual Meeting. Nominations of candidates for election to the Board of the Company at any Annual Meeting may be made only by or at the direction of the Board or by a stockholder entitled to vote at such Annual Meeting. All such nominations, except those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Company of the stockholder’s intention to make such nomination. To be timely, any such notice must be received at the principal office of the Company not less than sixty (60) and not more than one hundred twenty (120) days prior to the date of such Annual Meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders, press release or otherwise) of the date of such Annual Meeting is made less than sixty-five (65) days prior to the date of such Annual Meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such first public disclosure was made. Such stockholder’s notice with respect to a proposed nomination shall set forth (i) the name, age, business and residence address and principal occupation or employment of such nominee proposed in such notice; (ii) the name and address of the stockholder giving the notice as the same appears in the Company’s stock register; (iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such stockholder; and (iv) such other information concerning each such nominee as would be required, under the rules of Securities and Exchange Commission, to be disclosed in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.

Compensation of Directors and Retirement Policies

     Directors who are not officers or employees of the Company receive an annual retainer of $36,000 plus $2,200 for each Board meeting attended. For meetings of committees of the Board, a fee of $1,500 per meeting is paid. The fee is paid to each director who attends and actively participates. In addition, chairmen of the Audit and the Compensation committees receive an annual retainer of $7,000 and $6,000 respectively, and chairman of the Nominating & Corporate Governance Committee receives an annual retainer of $3,000. Directors are available for consultation at any time by management and normally receive no additional compensation for such consultation. Directors receive an annual grant of 1,200 shares of restricted stock on the first business day following the date of the Annual Meeting, pursuant to the Ameron International Corporation 2004 Stock Incentive Plan for Nonemployee Directors.

     Directors are provided or reimbursed for travel (including spousal travel for certain meetings), lodging and other customary expenses, incurred in attending Board, committee and stockholder meetings. Directors’ spouses were invited to travel with the directors to attend a Board meeting and plant visits to the Company’s operations in Hawaii during fiscal 2006. In connection with this meeting, the Company paid or reimbursed spousal air travel and associated expenses for David Davenport ($3,852), J. Michael Hagan ($3,565), Terry L. Haines ($5,288), William D. Horsfall ($3,619), John E. Peppercorn ($5,851) and Dennis C. Poulsen ($2,912) and related taxes on such expense payments.

     The Board of Directors has a policy establishing the mandatory retirement date of each member of the Board as the date of the Annual Meeting of the Company subsequent to the director’s 72nd birthday.

Director Independence

     All of the members of the Board with the exception of James S. Marlen, the Chairman, President and Chief Executive Officer of the Company have been determined to be “independent” within the meaning of the Company’s Corporate Governance Guidelines, which provide that a majority of the members of the Board must meet the criteria for independence as required by the listing standards of the New York Stock Exchange. The Company’s Corporate Governance Guidelines can be found on the Company’s website located at www.ameron.com. In making that determination, the Board applied standards established by the Company’s Corporate Governance Guidelines, in addition to any relevant facts and circumstances.

Code of Business Conduct & Ethics

     The Company has adopted a Code of Business Conduct & Ethics, which is designed to focus directors, officers and employees of the Company on areas of ethical risk, provide guidance to help recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each director, officer and employee is required to comply with this Code, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. This code can be found on the Company’s website located at www.ameron.com, and the Company will disclose amendments to or waivers from provisions of this Code by posting such information on its website. Copies of each of the Company’s Audit Committee Charter, Compensation Committee Charter, Nominating & Corporate Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct & Ethics are available to stockholders upon written request to the Secretary of the Company at the Company’s headquarters address.

PROPOSAL FOR RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROXY ITEM 2)

     The Board, upon recommendation of its Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP, as independent public accountants to examine the Company’s financial statements for its fiscal year ending November 30, 2007. This firm has no financial interest of any kind in the Company or its subsidiaries other than its work as the Company’s independent public accountants. The firm has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A member of the firm of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to answer questions and to make a statement if he or she desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2007, AND THE ENCLOSED PROXY CARD WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

     If the appointment is not ratified by a majority of the shares of Common Stock represented at the Annual Meeting on this proposal, the adverse vote will be considered as a directive to the Board to select other independent public accountants for the following year. However, because of the difficulty and expense of making any substitution so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year ending November 30, 2007 will be permitted to stand unless the Board finds other good reason for making a change.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

     The Company has been informed that as of the dates indicated, the following persons were beneficial owners of more than five percent of the Company’s Common Stock.

Name and Address	Number of Shares of Stock
of Beneficial Owner	Beneficially Owned/As Of	Percent
T. Rowe Price Associates, Inc.	805,250/December 19, 2006 (1)	8.87
100 E. Pratt Street
Baltimore, MD 21202

Tontine Overseas Associates, L.L.C.	792,300/December 31, 2006 (2)	8.73
Tontine Capital Partners, L.P.
Tontine Capital Management, L.L.C.
Jeffery L. Gendell
55 Railroad Avenue, 3rd Floor
Greenwich, CT 06830

Dimensional Fund Advisors LP	675,226/December 31, 2006 (3)	7.44
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Estate of Taro Iketani	612,792/December 25, 2006	6.75
Funakawara 18, Ichigaya
Shinjuku-ku
Tokyo, Japan

____________________

The information that is footnoted in the table above and set forth in the notes below is based upon information received from each respective stockholder.

(1)

T. Rowe Price Associates, Inc. stated that these securities are owned by various individual and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. which owns 512,000 shares, representing 5.64% of the shares outstanding, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)

Tontine Overseas Associates, L.L.C. (“TOA”) stated it is a Delaware limited liability company which serves as investment manager to Tontine Capital Overseas Master Fund, L.P. (“TCO”), a Cayman Islands partnership, Tontine Capital Partners, L.P. (“TCP”) stated it is a Delaware limited partnership, Tontine Capital Management, L.L.C. (“TCM”) stated that it is a Delaware limited liability company, and Jeffrey L. Gendell (“Mr. Gendell”) stated that he is a U.S. Citizen. It is further stated that Mr. Gendell is managing member of TCM and TOA, and that TCM is general partner of TCP. It is further stated that Mr. Gendell, TCM, TCP and TOA have shared voting power and shared dispositive power with respect to the 792,300 shares reported to be beneficially owned by them.

(3)	Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”) stated that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and that it serves as investment manager to certain other investment vehicles, including commingled group trusts (the “Portfolios”). In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 675,226 shares of the Company as of December 31, 2006. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

Security Ownership of Management

     As of February 1, 2007, the shares of Common Stock held by all directors, nominees for director and executive officers named in the Summary Compensation Table individually and by directors and officers as a group were:

		Number of	Number of
	Number of	Vested Shares	Rights to
	Shares of Stock	Held in Trust	Acquire
	Beneficially	Under 401(k)	Beneficial
Name	Owned (1) #	Plan #	Ownership (2) #	Percent (3)
DIRECTORS AND NOMINEES:
David Davenport	1,200	—	2,250	*
J. Michael Hagan	17,485 (4)	—	12,750	*
Terry L. Haines	5,330	—	27,750	*
William D. Horsfall	—	—	—	*
John E. Peppercorn	2,200	—	15,750	*
Dennis C. Poulsen	3,200	—	2,250	*

NAMED EXECUTIVE OFFICERS:
James S. Marlen	41,788	170	—	*
Gary Wagner	30,376 (5)	—	—	*
Javier Solis	20,073	—	—	*
Thomas P. Giese	15,463	—	—	*
James R. McLaughlin	—	247	—	*

DIRECTORS AND OFFICERS AS A GROUP
(INCLUDING THOSE ABOVE)	137,115	494	60,750	1.52% (6)
____________________

(1)	Direct ownership except as otherwise noted.

(2)	Represents shares subject to options which could be exercised by April 1, 2007 by the named individuals or the Group.

(3)	Shares of stock beneficially owned and vested shares held under 401(k) Plan as a percent of total outstanding shares as of February 1, 2007.

(4)	Held in Hagan Family Trust, a Living Trust.

(5)	200 of these shares are owned jointly with his wife.

(6)	If the 60,750 shares subject to exercisable options held by directors and officers as a group were included in the total amount of shares outstanding, then the percentage of Common Stock owned by the group would be 2.17%.

*	Percentage owned of less than 1% of total outstanding shares not shown.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities & Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended November 30, 2006 all Section 16(a) filing requirements were met.

Equity Compensation Plan Information

     The following table sets forth certain information as of November 30, 2006, regarding the Company’s 1994 Non-Employee Director Stock Option Plan, the 2001 Stock Incentive Plan and the 2004 Stock Incentive Plan.

	Number of	Weighted-	Number of Securities
	Securities to	Average	Remaining Available
	be Issued Upon	Exercise Price	for Future Issuance
	Exercise of	of Outstanding	under Equity
	Outstanding	Options,	Compensation Plans
	Options, Warrants	Warrants and	(Excluding Securities
	and Rights #	Rights $	Reflected in (a)) #
	(a)	(b)	(c)
Equity compensation plans approved by
security holders	96,500	28.98	333,500
Equity compensation plans not approved by
security holders	24,000 (1)	20.28	N/A
TOTAL	120,500	27.25	333,500
____________________

(1)	On January 24, 2001, the Board approved grants of options to purchase 6,000 shares of Company common stock to each then Director. These options are exercisable and have an exercise price of $20.2813 per share, that being the fair market value of the shares on the date of the grant.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company’s Chief Executive Officer and the four remaining most highly paid executive officers for each of the last three fiscal years ended November 30.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long- Term Compensation
						Awards		Payouts
						Number of	Restricted
				Other Annual		Securities	Stock	LTIP	All Other
Name and		Salary	Bonus	Compensation		Underlying	Awards	Payouts	Compensation
Principal Position	Year	$ (1)	$ (1)	$		Options #	$ (2)	$ (1)	$
James S. Marlen	2006	816,215	2,291,049	67,930	(3)	—	1,230,300	526,812	42,826	(5)
Chairman, President	2005	786,638	1,500,000	7,548	(4)	—	814,500	652,273	40,486
& Chief Executive Officer	2004	756,031	900,000	7,295	(4)	—	898,560	315,253	14,301,126

Gary Wagner	2006	357,708	825,000	6,844	(4)	—	546,800	189,704	18,126	(5)
Executive Vice President	2005	300,231	475,000	6,654	(4)	—	271,500	199,480	14,345
& Chief Operating Officer	2004	290,096	300,000	7,868	(4)	—	345,600	95,516	1,394,064

Javier Solis	2006	312,650	702,000	—		—	410,100	161,504	16,145	(5)
Senior Vice President,	2005	300,231	450,000	—		—	271,500	199,480	14,578
Administration, Secretary	2004	290,096	300,000	—		—	345,600	95,516	1,959,948
& General Counsel

Thomas P. Giese	2006	254,151	200,000	7,733	(4)	—	273,400	—	12,725	(5)
Vice President;	2005	248,938	225,000	4,134	(4)	—	181,000	165,132	13,996
Group President,	2004	242,442	175,000	8,787	(4)	—	345,600	79,815	2,394,221
Water Transmission Group

James R. McLaughlin	2006	231,504	268,000	—		—	—	92,288	2,581	(6)
Senior Vice President,	2005	192,115	150,000	—		—	—	95,612	2,300
Chief Financial Officer &	2004	186,788	85,000	—		—	—	—	3,517
Treasurer
____________________

(1)	Amounts shown include cash and non-cash compensation earned for services performed and received by the Executive Officers as well as amounts earned but deferred at the election of those officers or the Company during the fiscal years indicated.

(2)	The amounts represent the dollar value of restricted common stock based on the value of the Company’s common stock on the date of grant. On January 25, 2006, James S. Marlen received a grant of 22,500 shares of restricted common stock; Gary Wagner received a grant of 10,000 shares of restricted common stock; Javier Solis received a grant of 7,500 shares of restricted common stock; and Thomas P. Giese received a grant of 5,000 shares of restricted common stock. Such restricted common stock vests at 33-1/3% per year. On February 1, 2005, James S. Marlen received a grant of 22,500 shares of restricted common stock; Gary Wagner and Javier Solis each received a grant of 7,500 shares of restricted common stock; and Thomas P. Giese received a grant of 5,000 shares of restricted common stock. Such restricted common stock vests at 33-1/3% per year. On March 24, 2004, James S. Marlen received a grant of 26,000 shares of restricted common stock and Gary Wagner, Javier Solis and Thomas P. Giese each received a grant of 10,000 shares of restricted common stock. Such restricted common stock vests at 33-1/3% per year. Any dividends generally declared by the Company are paid during the restricted period on restricted common stock.

As of November 30, 2006, James S. Marlen held a total of 46,166 shares of restricted common stock. The value of such shares, based upon the closing price on the New York Stock Exchange on November 30, 2006, was $3,472,145. As of November 30, 2006, Gary Wagner held a total of 18,334 shares of restricted common stock. The value of such shares, based upon the closing price on the New York Stock Exchange on November 30, 2006, was $1,378,900. As of November 30, 2006, Javier Solis held a total of 15,834 shares of restricted common stock. The value of such shares, based upon the closing price on the New York Stock Exchange on November 30, 2006, was $1,190,875. As of November 30, 2006, Thomas P. Giese held a total of 11,668 shares of restricted common stock. The value of such shares, based upon the closing price on the New York Stock Exchange on November 30, 2006, was $877,550.

(3)	Amount of executive perquisites $60,197 and amount reimbursed for taxes on executive perquisites $7,733.

(4)	Amounts reimbursed for taxes on executive perquisites.

(5)	Amounts represent (a) a contribution by the Company to the 401(k) Savings Plan for: James S. Marlen, $2,660; Gary Wagner, $2,292; Javier Solis, $2,311; Thomas P. Giese, $2,391; and (b) dividends paid on unvested shares of restricted common stock for: James S. Marlen, $40,166; Gary Wagner, $15,834; Javier Solis, $13,834; and Thomas P. Giese, $10,334.

(6)	Amount represents contributions by the Company to the 401(k) Savings Plan for James R. McLaughlin.

Employment and Change of Control Agreements

     In January 2003, the Company entered into an Amended and Restated Employment Agreement with James S. Marlen for his continued employment as Chairman, President and Chief Executive Officer. The term of the agreement is automatically extended from day-to-day so that it always has a remaining term of three years and six months, or until Mr. Marlen attains the age of 67 ½, if sooner. Under the terms of that agreement Mr. Marlen’s annual base salary rate is subject to future merit increases based on annual reviews by the Board, with participation in the Company’s Management Incentive Compensation Plan (“MICP”), its Key Executive Long-Term Cash Incentive Plan (“LTIP”), and other executive compensation and benefit plans. If Mr. Marlen is terminated without cause, he would be entitled to a severance benefit equal to his then current base salary plus the highest bonus received during the three and one-half years preceding termination (but not less than 100% of his annual base salary determined as of the date of termination) times a factor of 3.5. In addition, under the terms of the agreement, Mr. Marlen will be reimbursed for any excise taxes which might be imposed under Section 4999 of the Internal Revenue Code. In the event of his death or long-term disability while employed, or termination for reason other than cause, all stock awards will become fully vested and he will become entitled to vested pension benefits plus three years of additional service credit. In the event of change of control of the Company, all unvested stock grants and stock options granted to Mr. Marlen will automatically vest. In the event that he is terminated without cause, Mr. Marlen will also be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

     In September 1998, the Company entered Agreements with Messrs. Javier Solis and Gary Wagner. The terms of those agreements are automatically extended so that they always have a remaining term of two years. Under the terms of those agreements, their annual salary rates are subject to future merit increases based on annual reviews by the Board. In the event of a change in control of the Company resulting in termination without cause within 12 months following such change of control, Messrs. Solis and Wagner would be entitled to a severance benefit equal to three times the sum of (a) the higher of the annual base salary at the time of termination without cause or their current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. They would also be entitled to a pro-rata portion of target incentive bonuses under the Company’s annual and long-term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards and unvested restricted stock grants would become fully vested, and they would be entitled to continued health and medical benefits coverage at the same cost they would be paying at the time of termination.

     In June 2000, the Company entered into an Agreement with James R. McLaughlin. The term of that agreement is automatically extended so that it always has a remaining term of two years. Under the terms of that agreement, his annual base salary rate is subject to future merit increases based on annual reviews by the Board. In the event of a change in control of the Company resulting in termination without cause within 12 months following such change of control, Mr. McLaughlin would be entitled to a severance benefit equal to two times the sum of (a) the higher of the annual base salary at the time of termination without cause of his current base salary and (b) the average annual bonus earned for the two completed fiscal years immediately prior to such termination. He would also be entitled to a pro-rata portion of the target incentive bonus under the Company’s annual and long-term management cash incentive plans. Such severance benefits are subject to reduction in order to comply with certain IRS regulations and limitations relating to change of control. In addition, all stock option awards and unvested restricted stock grants would become fully vested, and he would be entitled to continued health and medical benefits coverage at the same cost he would be paying at the time of termination.

OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted during the fiscal 2006 to the named officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of
	Securities				Value of Unexercised
	Underlying		Number of Unexercised		In-the-Money Options At
	Options	Value	Options at FY-End#		FY-End $
Name	Exercised #	Realized $	Exercisable	Unexercisable	Exercisable	Unexercisable
James S. Marlen	82,415	2,158,945	—	—	—	—
Gary Wagner	84,684	3,902,660	—	—	—	—
Javier Solis	73,784	3,117,960	—	—	—	—
Thomas P. Giese	57,400	2,704,105	—	—	—	—
James R. McLaughlin	—	—	—	—	—	—

Long-Term Incentive Plan Awards

     The Key Executive Long-Term Cash Incentive Plan (“LTIP”) was approved by the stockholders of the Company in March 2003. The purpose of this plan is to reward selected senior executives with above-average total pay for achieving and sustaining above-average long-term financial goals. Participants in the LTIP are eligible to receive cash incentive awards and equity awards based on the financial performance of the Company and its business units, after the end of each three-year performance cycle. The following table shows, for the named executive officers, the calculated future payouts, if any, under the LTIP for the three-year performance cycle which began in 2006. Threshold amounts are the minimum amounts payable under the LTIP provided that the minimum level of performance is achieved with respect to the pre-established performance objective, measured in terms of cumulative earnings per share for that three-year cycle. If such performance is not achieved, amounts paid would be zero.

LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR

	Number	Performance	Estimated Future Payouts under
	of Shares	or Other	Non-stock Price-based Plans (1)
	Units or	Period Until	Threshold	Target	Maximum
Name	Other Rights	Maturation (Years)	$	$	$
James S. Marlen	—	3	102,750	411,000	822,000
Gary Wagner	—	3	37,000	148,000	296,000
Javier Solis	—	3	31,500	126,000	252,000
Thomas P. Giese	—	3	25,500	102,000	204,000
James R. McLaughlin	—	3	18,000	72,000	144,000
____________________

(1)	Amounts shown in this table were calculated using the salaries for the listed participants in the LTIP as of November 30, 2006. Actual payouts, if any, would be based on actual salaries at November 30, 2008, the end of the performance cycle.

PENSION PLANS

     The following schedule shows the estimated annual benefit payable under the qualified Ameron Pension Plan (Salaried Section) at varying pay levels and years of service.

Final Avg. Annual	Years of Service (1)
Compensation	10	15	20	25	30
$ 50,000	$6,750	$10,125	$13,500	$16,875	$20,250
100,000	16,420	24,629	32,839	41,049	49,259
150,000	26,170	39,254	52,339	65,424	78,509
200,000	35,920	53,879	71,839	89,799	107,759
220,000 or more	39,820	59,729	79,639	99,549	119,459

     For purposes of the qualified Ameron Pension Plan, compensation is base monthly salary, exclusive of overtime, severance, bonuses, commissions or deferrals. The Internal Revenue Code limits the amounts per year on which benefits are based and limits the aggregate amount of the annual pension which may be paid by an employer from a plan which is qualified under the Code for federal income tax purposes. As of February 1, 2007, the maximum compensation which may be considered under the qualified Ameron Pension Plan was $220,000. Benefits shown above are computed assuming payout is in the form of a straight life annuity. The schedule assumes retirement at or after age 65. Benefits are not subject to deduction for Social Security or other offset amounts.

     As of February 1, 2007, the estimated credited service for each of the named individuals in the foregoing Summary Compensation Table is:

	Credited Years of Service (1)
	Present		At Age 65 (2)
James S. Marlen	13	8/12	13	8/12
Gary Wagner	21	10/12	30
Javier Solis	25	4/12	30
Thomas P. Giese	30		30
James R. McLaughlin	12	4/12	17	10/12
____________________

(1)	The maximum credit is 30 years.

(2)	The older of current age or 65.

     The following report of the Compensation Committee and the Stock Price Performance Graph included in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the Performance Graph by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of such acts.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board (the “Committee”) is composed entirely of independent outside directors. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee, all of whose actions are subject to approval by the Board, is responsible for the proper administration of the Company’s various compensation programs, including its salary policies, its Management Incentive Compensation Plan (“MICP”) (which comprises its annual bonus plan for management employees), its Key Executive Long-Term Cash Incentive Plan (“LTIP”) and its 2004 Stock Incentive Plan. On an annual basis the Committee reviews base salary ranges for the Company’s various levels of management, approves annual salaries of officers, approves MICP and LTIP awards, administers the 2004 Stock Incentive Plan and makes grants thereunder, and reviews with the Board in detail all aspects of compensation for all officers of the Company, including the Chief Executive Officer.

     The executive compensation policy of the Company, which is endorsed by the Committee, is that the total compensation of all officers should be generally comparable to the total compensation being paid to similarly situated officers of other general diversified manufacturing companies with similar sales and industries in the U.S. but should be primarily based on individual performance, and that bonus compensation should be in the form of MICP and LTIP awards and stock-based awards which are contingent upon the performance of the Company as well as the individual contributions of each officer. Because of the inherent cyclical nature of some of the Company’s businesses, and because a significant portion of its businesses are dependent on the timing of projects over which it has no control, the Committee does not believe that the base salary portion of compensation of the Company’s officers should be subject to annual fluctuations based solely on such effects.

     In setting officer base salaries for 2006, the Committee made its own evaluation of the individual performance of those officers. In determining comparability of officer salaries to those of other similar situated officers, members of the Committee review the results of compensation surveys provided by various compensation consulting firms of national reputation.

     The MICP is based on the following measures: corporate performance, business unit performance and personal performance. The corporate performance measure is based on earnings per share and return on sales. The Committee believes that these factors are the primary determinant of share price over time. Because of the relatively low volume of trade of the Company’s stock and therefore its susceptibility to volatility based on extraneous factors, the Committee does not believe that share price per se is necessarily a measure of corporate performance. Business unit performance measures are based primarily on return on assets. Personal performance measures are based on such qualitative factors as performance against objectives and plans, and organizational and management development.

     Cash awards under the LTIP for the 2004-2006 performance cycle, which appear in the Summary Compensation Table, were formula-based and were earned based on the Company’s successful performance in excess of specific plan thresholds, measured in terms of its cumulative earnings per share, return on assets and return on equity for that three-year cycle. The determination of cash payouts, if any, under the LTIP for the fiscal years 2005-2007, 2006-2008 and 2007-2009 performance cycles will not be made until after the end of the 2007, 2008 and 2009 fiscal years, respectively. For those performance cycles, the Company’s financial performance will continue to be measured based on cumulative earnings per share, with return on assets and return on equity thresholds.

     The current annual base salary of $854,880 for Mr. Marlen was set in January 2007. That base salary was established based on comparability of compensation being paid to other similarly situated officers of general diversified, multinational manufacturing companies. That base salary is scheduled to be reviewed again by the Committee in January 2008. A bonus award of $2,291,049 was approved for payment to Mr. Marlen under the MICP with respect to fiscal 2006 based on the Company’s performance against various financial goals established by the Committee, including earnings per share and return on sales, as well as a continuing very favorable assessment by the Board of Mr. Marlen’s individual performance and leadership. Such MICP award, taking into account the financial performance of the Company versus targets, is in line with the average of bonus awards paid to chief executive officers of general diversified multinational manufacturing companies in the U.S. as reported by various compensation consulting firms of national reputation.

     The Committee has reviewed the total compensation components for each of the five highest paid officers for 2006 and has determined that in its opinion, the total compensation components of all officers are reasonable in view of the Company’s consolidated performance and the contribution of those officers to that performance.

Submitted by:

John E. Peppercorn, Chairman
David Davenport
Dennis Pouslen

STOCK PRICE PERFORMANCE GRAPH

     The following line graph compares the yearly changes in the cumulative total return of the Company’s Common Stock against the cumulative total return of the New York Stock Exchange Market Value Index and the Peer Group Composite described below for the period of the Company’s five fiscal years commencing December 1, 2001 and ended November 30, 2006. The comparison assumes $100 invested in stock on December 1, 2001. Total return assumes reinvestment of dividends. The Company’s stock price performance over the years indicated below does not necessarily track the operating performance of the Company nor is it necessarily indicative of future stock price performance.

	DEC-01	NOV-02	NOV-03	NOV-04	NOV-05	NOV-06
Ameron International Corporation	100	87.83	104.11	122.60	148.33	251.44
N.Y.S.E.	100	86.92	102.36	117.38	130.66	151.96
Peer Group Composite Index	100	89.77	108.28	140.09	172.64	213.67

     The Peer Group Composite is based 70% on a Building Materials Companies Component and 30% on a Protective Coatings Companies Component. This percentage split was arrived at based on the historical sales volumes during the past five years of the Company’s Performance Coatings & Finishes business segment in comparison to the remainder of the Company’s other business segments which are generically in the building materials category. The Buildings Materials Companies Component is comprised of the following companies: Advanced Environ Recycle, American Woodmark Corp., Ameron, Armstrong Holdings Inc., Bairnco Corp., Ceradyne, Inc., Griffon Corp., Insituform Technols CLA, Martin Marietta Material, NCI Building Systems Inc., Shaw Group Inc., Southwall Technologies, T-3 Energy Services Inc., USG Corp. and Vulcan Materials Co. The Protective Coatings Companies Component is comprised of the following companies: Ameron, PPG Industries, Inc., RPM International, Inc., Sherwin-Williams Co. and Valspar Corp.

     The Company’s Performance Coatings & Finishes business was sold to PPG Industries, Inc. on August 1, 2006.

     The following report of the Audit Committee shall not be deemed soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is composed entirely of independent directors. Its composition meets the membership requirements described in the Audit Committee Charter. The purposes, duties and responsibilities of the Audit Committee are described in the Audit Committee Charter, copy of which is available on the Company’s website located at www.ameron.com.

     With respect to the Company’s fiscal year ended November 30, 2006, the Audit Committee: (a) has reviewed and discussed with management and PricewaterhouseCoopers LLP, the Company’s independent public accountants, the audited financial statements for the fiscal year 2006; (b) has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); (c) has received from the independent public accountants the written disclosures required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence for the Company and its management; and (d) has considered whether the independent public accountants’ provision of the non-audit services which are described below under the caption “All Other Fees” is compatible with the independent public accountants’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended November 30, 2006 for filing with the Securities and Exchange Commission (“SEC”).

Audit and Non-Audit Fees

     The following table presents the aggregate fees billed to date by the Company’s principal accountant for services provided to the Company for fiscal years 2005 and 2006.

	2005 (5)	2006 (5)
Audit Fees (1)	$2,782,000	$2,527,000
Audit-Related Fees (2)	76,000	—
Tax Fees (3)	468,000	382,000
All Other (4)	3,000	200,000
Total	$3,329,000	$3,109,000
____________________

(1)	Audit Fees consisted of audit work performed in the preparation of the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits, reviews of interim financial information and assistance with registration statements filed with the SEC. Not included above are additional Audit Fees for the 2006 integrated audit which are expected to be billed after the date of this report.

(2)	Audit-Related Fees consisted primarily of fees paid for accounting and auditing consultation services and audits of the Company’s employee benefit plans.

(3)	Tax Fees related to tax preparation and compliance services were $259,000 in 2005 and $278,000 in 2006. The balance related to miscellaneous tax consulting services.

(4)	For 2006, All Other fees were primarily related to M&A due diligence.

(5)	All Fees were approved by the Audit Committee.

     The Audit Committee approves in advance, all audit services, audit-related services and tax-related services provided by the Company’s independent public accountants. Pursuant to the pre-approval policy adopted by the Board in 2003, the Audit Committee also approves All Other services provided by the independent public accountants in advance on a case-by-case basis.

     PricewaterhouseCoopers LLP has been the Company’s principal independent accountant from May 2003.

Submitted by:

J. Michael Hagan, Chairman
David Davenport
Terry L. Haines
William D. Horsfall

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company owns 50% of TAMCO. Tokyo Steel Manufacturing Co, Ltd. (“Tokyo Steel”) and Mitsui (and its U.S. subsidiary) each own 25% of TAMCO. It is the Company’s understanding that the estate of Mr. Taro Iketani owns approximately 16.46% of the outstanding shares in Tokyo Steel. As disclosed under “Voting Securities and Principal Holders Thereof”, the estate of Mr. Iketani owns 6.75% of the shares of the Company.

     TAMCO leases from the Company, certain land, buildings and improvements used in TAMCO’s steelmaking operations at a monthly rate of $37,350 per month, payable quarterly in arrears. The amount receivable from TAMCO on the lease as of November 30, 2006 was $74,700. The Company leases certain other land from TAMCO used to store product at a monthly rate of $4,764 per month payable in arrears. TAMCO also provides and charges Ameron for certain utilities used in Ameron’s production processes. The Company reimbursed TAMCO $801,809 for its share of such costs in the year ended November 30, 2006.

     Director J. Michael Hagan, together with his daughter and son-in-law, own 100% of Applied Powdercoat, Inc. (“API”), a supplier of coating services to a number of companies. Additionally, Director Hagan and his daughter and son-in-law are members of the board of directors of API, and Mr. Hagan also serves as Chairman of API. During fiscal year 2006, the Pole Products Division of the Company paid API approximately $115,700 for coating services. Such amount reportedly represented less than 5% of API’s consolidated gross revenues during calendar year 2006.

     John Marlen, adult son of James S. Marlen, Chairman, President & Chief Executive Officer of the Company, is employed as Group Safety Manager of the Water Transmission Group of the Company with a total compensation in fiscal year 2006 of $70,784.

MISCELLANEOUS

Cost of Soliciting Proxies

     The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers, directors and regular employees of the Company may request the return of proxies personally, by means of materials prepared for employee-stockholders or by telephone or telegram to the extent deemed appropriate by the Board. No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received; therefore, stockholders are urged to return their proxies without delay.

STOCKHOLDER PROPOSALS

     Proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 meeting must be addressed to the Company, Attention: Corporate Secretary, at the Company’s principal office, and must be received there no later than October 26, 2007.

     The Company’s Bylaws provide that for business to be brought before an Annual Meeting by a stockholder, written notice must be received by the Secretary of the Company not less than 60 or more than 120 days prior to the meeting; provided that in the event the first public disclosure of the date of the meeting is made less than 65 days prior thereto, the required notice may be received within ten days following such public disclosure. The information which must be included in the notice is specified in the applicable Bylaw, a copy of which may be obtained from the Secretary.

ABILITY OF STOCKHOLDERS TO COMMUNICATE WITH THE COMPANY’S
BOARD OF DIRECTORS

     The stockholders may communicate to any one of the independent directors in care of the Company’s Secretary at the Company’s headquarter address, 245 S. Los Robles Avenue, Pasadena, CA 91101. Stockholders desiring to limit or direct their communications to only non-employee directors should so indicate on the envelope of the communication. All stockholder communications will be forwarded to the applicable director(s).

OTHER MATTERS

     So far as the Company’s management knows, there are no matters to come before the meeting other than those set forth in the Proxy Statement. If any further business is presented to the Annual Meeting, the persons named in the proxies will act accordingly to their best judgment on behalf of the stockholders they represent.

By Order of the Board of Directors

Javier Solis
Secretary

February 7, 2007
Pasadena, California

 245 SOUTH LOS ROBLES AVENUE
PASADENA, CALIFORNIA 91101

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Ameron International Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ameron International Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AMERO1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AMERON INTERNATIONAL CORPORATION

The Board of Directors recommends a vote FOR Proposals 1 and 2.
Election of Directors.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Nominees:
	01) J. Michael Hagan 02) Dennis C. Poulsen				☐	☐	☐

Vote On Proposal									For	Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP, as independent public accountants.								☐	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.

			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

ANNUAL MEETING
OF
AMERON INTERNATIONAL CORPORATION

Wednesday, March 21, 2007
The Pasadena Hilton Hotel
10:00 a.m.
The California Ballroom
168 South Los Robles Avenue
Pasadena, CA 91101

Your vote is important to us. Please detach the proxy card below, and sign, date and mail it using the enclosed reply envelope, at your earliest convenience, even if you plan to attend the meeting. Your vote is held in confidence by our outside tabulator, Automatic Data Processing.

Ameron International Corporation 245 South Los Robles Avenue, Pasadena, California 91101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS

The undersigned hereby appoints James S. Marlen, Javier Solis and Gary Wagner, and each of them, with full power of substitution in each, proxies to vote all the shares of Ameron International Corporation (“Ameron”) Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held March 21, 2007, and at any adjournments thereof, upon the matters stated on the reverse side, as specified and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2.